Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached (the “Form 8-K”) and, if not defined in the Form 8-K, the proxy statement/consent solicitation prospectus filed with the Securities and Exchange Commission (the “SEC”) on October 14, 2021.

On March 8, 2021, Motion entered into the Merger Agreement with Ambulnz and Motion Merger Sub Corp. (“Merger Sub”), pursuant to which, among other things, Merger Sub, a direct wholly owned subsidiary of Motion, merged with and into Ambulnz (the “Merger”), with Ambulnz surviving the Merger as a wholly owned subsidiary of DocGo. In connection with the Merger, Motion was renamed DocGo, Inc. (“DocGo”).

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the unaudited historical condensed consolidated balance sheet of Motion as of June 30, 2021 with the unaudited historical condensed consolidated balance sheet of Ambulnz as of June 30, 2021, giving further effect to the Business Combination and the PIPE Transaction, as if they had been consummated as of June 30, 2021.

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the unaudited condensed consolidated statement of operations of Motion for the six months ended June 30, 2021 with the unaudited condensed consolidated statement of operations of Ambulnz for the six months ended June 30, 2021, giving effect to the Business Combination and the PIPE Transaction as if they had occurred on January 1, 2020, which is the beginning of the earliest period presented.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the audited restated statement of operations of Motion for the period from August 11, 2020 (inception) through December 31, 2020 with the audited consolidated statement of operations of Ambulnz for the year ended December 31, 2020, giving effect to the Business Combination and the PIPE Transaction as if they had occurred on January 1, 2020. The restatement of Motion’s statement of operations for the period from August 11, 2020 to December 31, 2020 is more fully described in Note 2 of the notes to Motion’s fiscal 2020 financial statements included in the proxy statement/consent solicitation/prospectus filed with the SEC on October 14, 2021.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with the following, which are included or otherwise incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached:

●	the accompanying notes to these unaudited pro forma condensed combined financial statements;

●	Motion’s historical unaudited condensed consolidated financial statements as of June 30, 2021 and for the six months then ended and the related notes thereto;

●	Motion’s historical audited restated condensed financial statements for the period from August 11, 2020 (inception) through December 31, 2020 and the related notes thereto;

●	Ambulnz’s historical unaudited condensed consolidated financial statements as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 and the related notes thereto;

●	Ambulnz’s historical audited consolidated financial statements as of December 31, 2020 and 2019 and for the years then ended and related notes thereto; and

●	the sections entitled “Motion’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Ambulnz’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to Motion and Ambulnz included and/or incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the PIPE Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

	Historical Motion 5(A)	Historical Ambulnz 5(B)	Transaction Accounting Adjustments		PIPE Financing Adjustments		Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$234	$33,146	$37,291	5(f)	$120,850	5(k)	$191,521
Account receivable—net	—	41,062	—		—		41,062
Prepaid expenses and other current assets	223	3,504	(223)	5(g)	—		3,504
Total current assets	457	77,712	37,068		120,850		236,087
Property and equipment, net	—	10,417	—		—		10,417
Intangible assets, net	—	10,818	—		—		10,818
Goodwill	—	6,610	—		—		6,610
Restricted cash	—	3,718	—		—		3,718
Operating lease right-of-use assets	—	4,629	—		—		4,629
Finance lease right-of-use assets	—	7,820	—		—		7,820
Cash and marketable securities held in Trust Account	115,007	—	(62,029)	5(a)	—		—
			(4,025)	5(b)
			(3,855)	5(c)
			(7,801)	5(d)
			(6)	5(e)
			(37,291)	5(f)
Other non-current assets	—	1,411	—		—		1,411
Total assets	$115,464	$123,135	$(77,939)		$120,850		$281,510
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25	$6,745	$(25)	5(g)	$—		$6,745
Accrued and other current liabilities	69	26,476	(69)	5(g)	—		26,476
Line of credit	—	8,000	—		—		8,000
Current portion of long-term debt	—	5,460	—		—		5,460
Accrued offering costs	70	—	(70)	5(g)	—		—
Total current liabilities	164	46,681	(164)		—		46,681
Deferred underwriting fee payable	4,025	—	(4,025)	5(b)	—		—
Warrant liabilities	9,486	—	—		—		9,486
Long-term debt	—	10,206	—		—		10,206
Total liabilities	13,675	56,887	(4,189)		—		66,373
Motion Class A common stock, subject to possible redemption	96,789	—	(62,029)	5(a)	—		—
			(34,760)	5(h)
Stockholders’ equity:

Motion Class B common stock	1	—	(1)	5(i)	—		—
Ambulnz Series A preferred stock, no par value	—	—	—		—		—
Ambulnz common stock, no par value	—	—	—		—		—
DocGo common stock, par value $0.0001 per share (post merger)	—	—	1	5(i)	1	5(k)	10
			8	5(j)

Additional paid-in capital	10,275	143,109	(5,284)	5(j)	120,849	5(k)	292,053
			34,760	5(h)
			(3,855)	5(c)
			(7,801)	5(d)

Accumulated deficit	(5,276)	(90,625)	(59)	5(g)	—		(90,690)
			5,276	5(j)
			(6)	5(e)

Accumulated other comprehensive loss	—	54	—		—		54
Total stockholders’ equity attributable to controlling interests	5,000	52,538	23,039		120,850		201,427
Noncontrolling interest	—	13,710	—		—		13,710
Total stockholders’ equity	5,000	66,248	23,039		120,850		215,137
Total liabilities and stockholders’ equity	$115,464	$123,135	$(77,939)		$120,850		$281,510

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share amounts)

	Historical Motion 6(A)	Historical Ambulnz 6(A)	Transaction Accounting Adjustments		Pro Forma Statement of Operations
Revenue	$—	$111,555	$—		$111,555

Cost of revenue	—	76,884	—		76,884

Operating expenses:
General and administrative	—	27,797	—		27,797
Depreciation and amortization	—	3,495	—		3,495
Legal and regulatory	—	1,833	—		1,833
Technology and development	—	1,126	—		1,126
Sales, advertising and marketing	—	2,035	—		2,035
Formation costs and other operating expenses	628	—	—		628
Total costs and operating expenses	628	113,170	—		113,798
Loss from operations	(628)	(1,615)	—		(2,243)
Other income (expense):
Interest income (expense), net	21	(245)	(21)	6(a)	(245)
Change in fair value of warrant liabilities	(446)	—	—		(446)
Other	—	(28)	—		(28)
Total other expense, net	(425)	(273)	(21)		(719)
Loss before income taxes	(1,053)	(1,888)	(21)		(2,962)
Provision for income taxes	—	(9)	—		(9)
Net loss	(1,053)	(1,897)	(21)		(2,971)
Net income attributable to noncontrolling interest	—	1,428	—		1,428
Net loss excluding noncontrolling interest	$(1,053)	$(3,325)	$(21)		$(4,399)
Net loss per share attributable to Class A common stockholders—basic and diluted	$—	$(36.73)			$(0.04)
Weighted average common shares used to compute net income (loss) per share attributable to Class A common stockholders—basic and diluted	11,500,000	90,505	91,641,837	6(b)	103,232,342
Net loss per share attributable to Class B common stockholders—basic and diluted	$(0.37)
Weighted average common shares used to compute net loss per share attributable to Class B common stockholders—basic and diluted	2,875,000

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share amounts)

	Historical Motion 6(B)	Historical Ambulnz 6(C)	Transaction Accounting Adjustments		Pro Forma Statement of Operations
Revenue	$—	$94,091	$—		$94,091
Cost of revenue	—	62,744	—		62,744

Operating expenses:
General and administrative	—	34,913			34,913
Depreciation and amortization	—	5,508	—		5,508
Legal and regulatory	—	3,748	—		3,748
Technology and development	—	1,190	—		1,190
Sales, advertising and marketing	—	746	—		746
Formation costs and other operating expenses	169	—	—		169
Total costs and operating expenses	169	108,849			109,018
Loss from operations	(169)	(14,758)			(14,927)
Other income (expense):
Interest income (expense), net	20	(205)	(20)	6(a)	(205)
Gain on disposal of fixed assets	—	31	—		31
Change in fair value of warrant liabilities	(3,884)	—	—		(3,884)
Other income (expense)	(191)	300	—		109
Total other income (expense), net	(4,055)	126	(20)		(3,949)
Loss before income taxes	(4,224)	(14,632)	(20)		(18,876)
Provision for income taxes	—	(167)	—		(167)
Net loss	(4,224)	(14,799)	(20)		(19,043)
Net loss attributable to noncontrolling interest	—	(439)	—		(439)
Net loss excluding noncontrolling interest	$(4,224)	$(14,360)	$(20)		$(18,604)
Net loss per share attributable to Class A common stockholders—basic and diluted	$—	$(158.72)			$(0.18)
Weighted average common shares used to compute net loss per share attributable to Class A common stockholders—basic and diluted	11,500,000	90,476	91,641,866	6(b)	103,232,342
Net loss per share attributable to Class B common stockholders—basic and diluted	$(1.48)
Weighted average common shares used to compute net loss per share attributable to Class B common stockholders—basic and diluted	2,875,000

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Merger

The board of directors of Motion Acquisition Corp., a Delaware corporation (“Motion”), unanimously approved the Merger Agreement dated as of March 8, 2021 (the “Merger Agreement”), by and among Motion, Motion Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Motion (“Merger Sub”), and Ambulnz, Inc., a Delaware corporation (“Ambulnz”), pursuant to which Merger Sub merged with and into Ambulnz, with Ambulnz surviving as a wholly owned subsidiary of Motion and the securityholders of Ambulnz becoming securityholders of Motion (the “Merger”). We refer to the Merger and the other transactions contemplated by the Merger Agreement as the “Business Combination.” At the consummation of the Business Combination (the “Closing”), Motion changed its name to “DocGo, Inc.” and now has only one class of common stock, par value $0.0001 (“DocGo Common Stock”) issued and outstanding.

As a result of the Closing, each share of Ambulnz’s Class A common stock, Class B common stock, and preferred stock issued and outstanding immediately prior to the effective time of the Merger, on a fully diluted basis including outstanding unexercised Ambulnz employee stock options, were automatically converted into the right to receive a number of shares of Motion common stock equal to the Exchange Ratio. The “Exchange Ratio” is the quotient obtained by dividing 83,600,000 by the fully-diluted number of shares of Ambulnz’s common stock outstanding immediately prior to the effective time of the Merger. The Exchange Ratio was approximately 645.1452 at the effective time of the Merger.

Each of the options to purchase shares of Ambulnz’s common stock (“Ambulnz Options”), whether or not exercisable and whether or not vested, that were outstanding immediately prior to the effective time of the Merger, were assumed by DocGo and converted into an option to purchase a number of shares of DocGo common stock equal to the number of shares of Ambulnz’s common stock subject to such option immediately prior to the effective time multiplied by the Exchange Ratio, at an exercise price equal to the exercise price immediately prior to the effective time divided by the Exchange Ratio.

At the Closing, Ambulnz stockholders received 79,699,128 shares of DocGo Common Stock as consideration, and DocGo reserved an additional 3,900,872 shares of DocGo Common Stock for issuance to the holders of Ambulnz Options upon exercise thereof. Additionally, Ambulnz stockholders immediately prior to the Closing have a contingent right to up to 5,000,000 additional shares of DocGo Common Stock as earn-out consideration issuable in the future upon attainment of certain specified stock price conditions.

Pursuant to those certain subscription agreements by and between Motion and certain investors (the “PIPE Investors”), at the Closing, Motion issued 12,500,000 shares of DocGo Common Stock in a private placement at a price of $10.00 per share for an aggregate payment of $125.0 million (the “PIPE Transaction”).

2.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, which includes requirements to depict the accounting for the transaction.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 was derived from the respective unaudited historical condensed consolidated balance sheets of Motion and Ambulnz as of June 30, 2021, and gives effect to the Business Combination and the PIPE Transaction as if they occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the respective historical condensed consolidated statements of operations of Motion and Ambulnz for the six months ended June 30, 2021, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 includes the historical restated condensed consolidated statement of operations of Motion for the period from August 11, 2020 (inception) through December 31, 2020, and the historical consolidated statement of operations of Ambulnz for the year ended December 31, 2020, in each case giving effect to the Business Combination and the PIPE Transaction as if they had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. Motion and Ambulnz have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the 79,699,128 shares of DocGo Common Stock issued to Ambulnz’s stockholders at Closing, the 5,297,097 public shares of DocGo Common Stock issued in the IPO (after accounting for the Motion stockholders who exercise their redemption rights for 6,202,903 shares), 1,835,248 shares of Motion common stock issued to its Sponsor (net of 301,787 shares forfeited by the Sponsor and 737,965 shares to be held in escrow and that are subject to forfeiture if certain specified future stock price conditions are not attained), and the 12,500,000 shares of DocGo Common Stock issued in connection with the PIPE Transaction.

As a result of the Business Combination and the PIPE Transaction, (i) Ambulnz’s stockholders (but not including the holders of Ambulnz Options) own approximately 80.2% of the total outstanding shares of DocGo Common Stock, (ii) public stockholders of Motion prior to the Business Combination own approximately 5.3% of the total outstanding shares of DocGo Common Stock, (iii) the Sponsor owns approximately 1.9% of the total outstanding shares of DocGo Common Stock, and (iv) investors from the PIPE Transaction own approximately 12.6% of the total outstanding shares of DocGo Common Stock, in each case, not giving effect to any shares issuable upon exercise of DocGo’s Public Warrants and Private Placement Warrants, the 5,000,000 shares of DocGo Common Stock contingently issuable to Ambulnz stockholders, the shares of Common Stock issuable upon exercise of the Ambulnz Options, and the 737,965 shares of DocGo Common Stock owned by Sponsor that will be held in escrow and are subject to forfeiture.

3.	Accounting for the Merger

The Business Combination represents a reverse merger and will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Motion will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, Ambulnz stockholders will have a majority of the voting power of the combined company, Ambulnz will comprise all of the ongoing operations of the combined entity, Ambulnz will control a majority of the governing body of the combined company, and Ambulnz’s senior management will comprise all of the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Ambulnz issuing shares for the net assets of Motion, accompanied by a recapitalization. The net assets of Ambulnz will be stated at historical cost. No new goodwill or other intangible assets will be recorded as a result of the Business Combination. Operations after the Business Combination will be those of Ambulnz.

4.	Shares of DocGo Common Stock Issued to Ambulnz Stockholders upon Closing of the Business Combination and the PIPE Transaction

Based on the aggregate of 129,583.2 shares of Ambulnz common stock and preferred stock that were outstanding immediately prior to the closing of the Business Combination and the PIPE Transaction on a fully diluted basis (i.e., giving effect to the exercise of outstanding Ambulnz Options), assuming the closing occurred on June 30, 2021, and based on the Exchange Ratio determined in accordance with the terms of the Merger Agreement of March 8, 2021, DocGo issued and reserved for issuance upon the exercise of outstanding Ambulnz Options an aggregate of 83,599,997 shares of DocGo Common Stock, determined as follows:

Ambulnz Class A Common Stock, Class B Common Stock, and Preferred Stock (as converted to Class A Common Stock) shares outstanding prior to the closing of the Business Combination and the PIPE Transaction	123,536.7
Plus Ambulnz Class A Common Stock, Class B Common Stock, and Preferred Stock (as converted to Class A Common Stock) shares issuable upon exercise of the Ambulnz Options	6,046.5
Total Ambulnz shares of common stock outstanding on a fully diluted basis prior to the closing of the Business Combination and the PIPE Transaction	129,583.2
Multiplied by the Exchange Ratio	645.1452
DocGo Common Stock issued to Ambulnz Stockholders or reserved for issuance upon the exercise of outstanding Ambulnz Options	83,599,997

In addition to the DocGo Common Stock issued to Ambulnz stockholders or reserved for issuance upon the exercise of Ambulnz Options outstanding at the time of consummating the Business Combination, up to 5,000,000 shares of Class A common stock are issuable to Ambulnz’s stockholders as earn-out consideration in the future upon attainment of the following stock price conditions: (i) 1,250,000 shares if the closing stock price equals or exceeds $12.50 per share on any 20 trading days in a 30-trading-day period at any time until the first anniversary of the closing date; (ii) 1,250,000 shares if the closing stock price equals or exceeds $15.00 per share on any 20 trading days in a 30-trading-day period at any time until the third anniversary of the closing date; (iii) 1,250,000 shares if the closing stock price equals or exceeds $15.00 per share on any 20 trading days in a 30-trading-day period at any time until the third anniversary of the closing date; and (iv) 1,250,000 shares if the closing stock price stock equals or exceeds $15.00 per share on any 20 trading days in a 30-trading-day period at any time until the fifth anniversary of the closing date.

Approximately 6,047 Ambulnz Options are currently outstanding, representing the right to acquire an aggregate of approximately 3.9 million shares of DocGo Common Stock.

5.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared to illustrate the effect of the Business Combination and the PIPE Transaction and has been prepared for informational purposes only, and includes pro forma adjustments that are (1) directly attributable to the Business Combination, and (2) directly attributable to the PIPE Transaction. Motion and Ambulnz did not have any historical relationship prior to the Business Combination, and accordingly no pro forma adjustments were required to eliminate activities between the companies.

The pro forma notes and adjustments are as follows:

Pro forma notes

(A)	Derived from the unaudited condensed consolidated balance sheet of Motion as of June 30, 2021.

(B)	Derived from the unaudited condensed consolidated balance sheet of Ambulnz as of June 30, 2021.

Pro forma transaction accounting:

(a)	To reflect the redemption of 6,202,903 shares of Motion’s publicly traded Class A common stock at approximately $10.00 per share pursuant to stockholder elections made prior to the consummation of the Business Combination.

(b)	To reflect the settlement of the $4.0 million of deferred underwriting fee incurred during Motion’s IPO that was payable upon completion of the Business Combination.

(c)	To reflect the payment of Motion’s total advisory, legal, accounting and auditing fees and other expenses in the aggregate amount of $3.8 million (not including the $4.0 million deferred underwriting fee or the $4.1 million PIPE Transaction placement fees) that are deemed to be direct and incremental costs of the Business Combination, which have been recorded as a reduction to additional paid-in capital.

(d)

To reflect the payment of Ambulnz’s total advisory, legal, accounting and auditing fees, and other expenses in the aggregate amount of $7.8 million that are deemed to be direct and incremental costs of the Business Combination. The payment of $7.8 million of costs directly attributable to the Business Combination has been recorded as a reduction to additional paid-in capital.

(e)	To reflect a permitted withdrawal from the Trust Account by Motion to pay Delaware franchise taxes.

(f)	To reflect the release of cash from the Trust Account to DocGo’s unrestricted cash and cash equivalents upon consummation of the Business Combination.

(g)	To reflect the payment of the outstanding accounts payable, accrued expenses and accrued offering costs of Motion, net of its prepaid expenses, as of June 30, 2021.

(h)	To reflect the reclassification to stockholders’ equity of 3,476,035 potentially redeemable shares of Motion’s publicly traded Class A common stock that were not redeemed upon consummation of the Business Combination at $10.00 per share.

(i)	To reflect the conversion of all outstanding shares of Motion’s Class B common stock into Class A common stock on a one-for-one basis.

(j)	To reflect the recapitalization of Ambulnz through the contribution of all outstanding common and preferred stock of Ambulnz to DocGo, and the assumption of outstanding Ambulnz Options by post-merger DocGo, in the aggregate amount of 83,599,997 shares of DocGo Common Stock and the elimination of the accumulated deficit of Motion, the accounting acquiree. As a result of the recapitalization, Motion’s accumulated deficit of $5.3 million was derecognized, the par value of the DocGo shares issued in exchange for Ambulnz’s capital were recorded to common stock in the amount of $8,000, and a reduction of additional paid in capital in the amount of $5.3 million was recorded.

Pro forma adjustments directly attributable to the PIPE Transaction:

(k)	To reflect the issuance of an aggregate of 12,500,000 shares of DocGo Common Stock in the PIPE Transaction at a price of $10.00 per share, for an aggregate purchase price of $125.0 million, and to record the fees associated with the PIPE Transaction in the amount of $4.1 million.

6.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2021 and the Year Ended December 31, 2020

Motion and Ambulnz did not have any historical relationship prior to the Business Combination, and accordingly no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Motion’s shares outstanding at the closing of the Business Combination and the PIPE Transaction, assuming the Business Combination and the PIPE Transaction occurred on January 1, 2020, which is the beginning of the earliest period presented.

The pro forma notes and adjustments are as follows:

Pro forma notes:

(A)	Derived from the unaudited condensed consolidated statements of operations of Motion and Ambulnz for the six month period ended June 30, 2021.

(B)	Derived from the audited restated consolidated statement of operations of Motion for the period from August 11, 2020 (inception) through December 31, 2020.

(C)	Derived from the audited consolidated statement of operations of Ambulnz for the year ended December 31, 2020.

Pro forma adjustments:

(a)	Reflects the elimination of interest income earned on investments held in Motion’s Trust Account.

(b)	Because the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination and the PIPE Transaction have been outstanding for the entirety of the periods presented, and further assumes that Motion’s publicly traded Class A common shares that were redeemed at the time of the Business Combination were not outstanding for any portion of the periods presented.

Pro forma weighted average common shares outstanding — basic and diluted for the six months ended June 30, 2021 and the year ended December 31, 2020 are calculated as follows:

Weighted average shares calculation – basic and diluted
Total Class A common shares prior to the Business Combination	14,375,000
Less: Class A common shares redeemed	(6,202,903)
Less: Class A common shares placed in escrow by Sponsor and subject to forfeiture	(737,965)
Less: Class A common shares forfeited by Sponsor at Closing	(301,787)
Issuance of Class A common stock in connection with closing of the PIPE Transaction	12,500,000
Issuance of Motion common stock to Ambulnz shareholders and reservation of shares underlying Ambulnz Options in connection with Business Combination	83,599,997.0
Pro forma weighted average shares outstanding – basic and diluted	103,232,342